Exhibit 23.2
CONSENT OF ACCOUNTANTS

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the use in this Registration Statement on Form SB-2, of our report, which includes an explanatory paragraph regarding the substantial doubt about Commerce Development
Corporation, Ltd.'s ability to continue as a going concern, dated March 12,
2003, relating to the consolidated financial statements of Commerce Development
Corporation, Ltd., and to the reference to our Firm under the caption "Experts"
appearing in the Prospectus.

                                               /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                                   Russell Bedford Stefanou Mirchandani LLP

McLean, Virginia
November 10, 2003